UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2021

Commission File No. 001-40060

Longeveron Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	47-2174146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1951 NW 7th Avenue, Suite 520 Miami, Florida	33136
(Address of principal executive offices)	(Zip Code)

(305) 909-0840
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD.

On August 13, 2021, Longeveron Inc. (the “Company”) announced results from the Company’s Phase 2b trial titled: A Phase 2b, Randomized, Blinded and Placebo-Controlled Trial to Evaluate the Safety and Efficacy of Lomcecel-B Infusion in Patients With Aging Frailty (the “Phase 2b trial”). Lomecel-B is a proprietary allogeneic product comprised of medicinal signaling cells (MSCs) from the bone marrow of adult donors, culture-expanded in Longeveron’s current good manufacturing practice (cGMP) cell processing facility. The Phase 2b trial, which was partially funded by a Small Business Innovation Research (SBIR) grant from the National Institute on Aging (NIA), evaluated the safety and efficacy of a single peripheral intravenous infusion of four different doses of Lomecel-B cell therapy (25 million (n=37), 50 million (n=31), 100 million (n=34) and 200 million (n=16) cells; sample size reflects any subject that was randomized and received an infusion) compared to placebo (n=30), on signs and symptoms of Aging Frailty, including mobility and exercise tolerance.

The pre-specified statistical analysis plan for the primary efficacy endpoint, change in six-minute walk test distance at 180 days post-infusion, involved a primary analysis and a secondary analysis as follows:

●	Primary analysis of the primary efficacy endpoint: The primary analysis compared the change from baseline in 6MWT distance for the four Lomecel-B cohorts to the placebo cohort at Day 180. There were statistically significant increases in the highest 3 doses--50 million, 100 million and 200 million Lomecel-B cohorts--and no significant changes in the placebo or lowest dose of Lomecel-B (25 million=7.8 meters, p=0.5040; 50 million=35.8 meters, p=0.0053; 100 million=24.9 meters p=0.0443; 200 million=49.3 meters, p=0.0065; placebo=8.0 meters, p=0.5371). However, after adjusting for multiple comparisons using the Hochberg method (1988), the four Lomecel-B cohorts did not show a statistically significant placebo-adjusted difference (Δ) (25 million Δ=-0.2, p=0.9902; 50 million Δ=27.7, p=0.1279; 100 million Δ=16.8, p=0.3472; 200 million Δ=41.3, p=0.0635).

●	Secondary analysis of the primary efficacy endpoint: The secondary analysis was to determine whether a dose-response relationship exists using the multiple comparisons and modeling approach by Bretz et. al (2003). The results showed a clear, statistically significant dose-response curve at day 180. Among the various dose-response curves evaluated (Emax, Linear, Exponential, Quadratic, and Sigmoid Emax), all had p-values of less than 0.05, with the Sigmoid Emax model having the most significant dose-response relationship (p=0.0170).

Despite not achieving the statistical significance for the pairwise comparison to placebo at Day 180, significant differences from placebo were observed at Day 270, which was a pre-specified exploratory endpoint (25 million Δ=27.5, p=0.1530; 50 million Δ=49.2, p=0.0122; 100 million Δ=31.0, p=0.1071; 200 million Δ=63.4, p=0.0077).

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Also, attached as Exhibit 99.2 is a Company slide displaying the MCP-MOD for Change from Baseline in 6 Minute Walk Test (6MWT) Distance (m) at Day 180 Dose-Response Curve from the Best-Fitted Model (Modified intent-to-treat population). This slide was presented during the Company’s earnings call held today, on August 13, 2021,

The information provided under this Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated August 13, 2021
99.2	Company Slide

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 13, 2021
Longeveron Inc.

	By:	/s/ Geoff Green
Geoff Green Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Company, dated August 13, 2021
99.2	Company Slide

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